Microsoft Word 11.0.6359;SUB-ITEM 77I

The Massachusetts Investors Growth Stock Fund, established new classes of shares and re-designated classes of shares as described in the Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on March 30, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


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